Exhibit 10.1(a)

EXECUTION COPY

WAIVER LETTER NO. 2 AND AMENDMENT NO. 1

Dated as of May 31, 2006

To the banks, financial institutions and other institutional lenders (collectively, the “Lenders”) parties to the Credit Agreement referred to below and to Credit Suisse, as collateral agent and administrative agent (the “Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of October 12, 2005 (as supplemented, modified and amended from time to time, the “Credit Agreement”) among Pregis Corporation (the “Borrower”), Pregis Holding II Corporation and the other Guarantors (as defined therein), the Agent and the other parties thereto. Capitalized terms not otherwise defined in this Waiver Letter and Amendment have the same meanings as specified in the Credit Agreement.

In order to complete our financial statements for the Fiscal Year 2005, we are required, among other things, to complete two distinct audits (for the periods ending October 12, 2005 and December 31, 2005). Completion of these audits requires the creation of opening balance sheet accounts that incorporate independent valuations of the businesses and related purchase accounting adjustments on an entity-by-entity basis. In addition, as part of the transition services agreement entered into at the time of the Transaction, we are still in the process of establishing our financial reporting systems on an independent, standalone basis. While the Borrower and its auditors have made significant progress on the audit and we and the Borrower’s auditors are still striving for completion by May 31, the Borrower believes there is a risk that it may not have the audit completed by such date and as such has requested an extension of the delivery of the financial statements. Should the delivery of the annual audited financial statements for the Fiscal Year ended December 31, 2005 continue to be delayed, this may in turn also further delay the completion of the Borrower’s quarterly financial statements for the fiscal quarters ending March 31, 2006 and June 30, 2006.

SECTION 1. Waiver. In light of the foregoing, and in order to enable us to complete the additional work described above and the preparation of our annual and quarterly financial statements, we hereby request that you waive, subject to the provisions hereof:

(a) solely for the period commencing on the Amendment No. 1 Effective Date through June 30, 2006 (the “Annual Extended Delivery Date”), the requirements of Section 5.03(b) of the Credit Agreement; and

Pregis Waiver Letter

(b) solely for the period commencing on the Amendment No. 1 Effective Date through August 15, 2006 (the “First Quarterly Extended Delivery Date”), the requirements of Section 5.03(c) of the Credit Agreement for the fiscal quarter ending March 31, 2006, and solely for the period commencing on the Amendment No. 1 Effective Date through September 30, 2006 (the “Second Quarterly Extended Delivery Date”), the requirements of Section 5.03(c) of the Credit Agreement for the fiscal quarter ending June 30, 2006, (together, the “Quarterly Extended Delivery Dates”)

If, on or before the Annual Extended Delivery Date, the Borrower shall deliver financial information required to be delivered pursuant to Section 5.03(b) of the Credit Agreement in respect of Fiscal Year 2005, the Borrower shall be deemed to be in compliance with Section 5.03(b) of the Credit Agreement in respect of the delivery of such information for all purposes of the Credit Agreement. If, on or before the First Quarterly Extended Delivery Date, the Borrower shall deliver financial information required to be delivered pursuant to Section 5.03(c) of the Credit Agreement in respect of the first quarter of Fiscal Year 2006, the Borrower shall be deemed to be in compliance with Section 5.03(c) of the Credit Agreement in respect of the delivery of such information for all purposes of the Credit Agreement. If, on or before the Second Quarterly Extended Delivery Date, the Borrower shall deliver financial information required to be delivered pursuant to Section 5.03(c) of the Credit Agreement in respect of the second quarter of Fiscal Year 2006, the Borrower shall be deemed to be in compliance with Section 5.03(c) of the Credit Agreement in respect of the delivery of such information for all purposes of the Credit Agreement. On the Annual Extended Delivery Date, the First Quarterly Extended Delivery Date, or the Second Quarterly Extended Delivery Date, if the financial information required to be delivered pursuant to Sections 5.03(b) or 5.03(c), as the case may be, of the Credit Agreement has not been delivered, then without any further action by the Agent and the Lenders, an Event of Default under Section 6.01(c) shall be deemed to have occurred and the Agent and the Lenders shall have all of the rights and remedies afforded to them under the Loan Documents with respect to any such Event of Default as though no waiver had been granted by them hereunder. The Required Lenders also hereby agree to waive any default arising under Section 6.01(e) of the Credit Agreement arising solely from a failure by the Borrower to deliver the audited annual financial statements for Fiscal Year 2005 prior to the Annual Extended Delivery Date, the unaudited financial statements for the fiscal quarter ended March 31, 2006 prior to the First Quarterly Extended Delivery Date, or the unaudited financial statements for the fiscal quarter ended June 30, 2006 prior to the Second Quarterly Extended Delivery Date; provided, that, anything contained herein to the contrary notwithstanding, if a notice of default is given under either the Floating Rate Indenture or the Senior Subordinated Indenture (each, an “Indenture”), (x) the Borrower shall be deemed unable to satisfy the conditions precedent to Borrowing or issuance (but not renewal) of a Letter of Credit under Section 3.02 of the Credit Agreement until such time as all defaults referred to in the relevant notice of default have been cured, (y) if such notice relates to the financial statements for the fiscal quarter ended March 31, 2006, on the date which is 45 days after the date of such notice (or, if earlier, August 15, 2006 as set forth above), it shall constitute an Event of Default for all purposes under the Credit Agreement if the requirements of Section 5.03(c) with respect to the

Pregis Waiver Letter

quarter ended March 31, 2006 are not complied with, and the corresponding default under each Indenture cured, before such date and (z) if any such notice of default relates to the financial statements for the quarter ended June 30, 2006, the Second Quarterly Extended Delivery Date shall be deemed to be the date which is 45 days (or, if earlier, September 30, 2006 as set forth above) after the date of such notice, upon which date it shall constitute an Event of Default for all purposes under the Credit Agreement if the requirements of Section 5.03(c) with respect to such quarter are not complied with, and the corresponding default under each Indenture cured, before such date.

SECTION 2. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined in Section 3), hereby amended as follows:

(a) Section 1.01 is amended by inserting the following new definitions in the appropriate alphabetical position:

“Amendment No. 1” means Waiver Letter No. 2 and Amendment No. 1 to the Credit Agreement dated as of May 31, 2006.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“August 1Q Waiver Fee” means a fee equal to the amount obtained by calculating a rate of 0.25% per annum for the period from August 1, 2006 through the date of delivery of the Relevant 1Q Financial Statements on the aggregate principal amount of Term Loans and Revolving Credit Commitments held as of the Amendment No. 1 Effective Date by Lenders that executed and delivered Amendment No. 1 prior to the later of (x) 5:00 P.M. (New York City time) on May 31, 2006 or (y) the date of execution and delivery of Amendment No. 1 by the Required Lenders.

“August Waiver Fee” means a fee equal to the amount obtained by calculating a rate of 0.25% per annum for the period from August 1, 2006 through August 31, 2006 on the aggregate principal amount of Term Loans and Revolving Credit Commitments held as of the Amendment No. 1 Effective Date by Lenders that executed and delivered Amendment No. 1 prior to the later of (x) 5:00 P.M. (New York City time) on May 31, 2006 or (y) the date of execution and delivery of Amendment No. 1 by the Required Lenders.

“June Waiver Fee” means a fee equal to the amount obtained by calculating a rate of 0.25% per annum for the period from June 1, 2006 through June 30, 2006 on the aggregate principal amount of Term Loans and Revolving Credit Commitments held as of the Amendment No. 1 Effective Date by Lenders that executed and delivered Amendment No. 1 prior to the later of (x) 5:00 P.M. (New York City time) on May 31, 2006 or (y) the date of execution and delivery of Amendment No. 1 by the Required Lenders.

“July Waiver Fee” means a fee equal to the amount obtained by calculating a rate of 0.25% per annum for the period from July 1, 2006 through July 31, 2006 on the aggregate principal amount of Term Loans and Revolving Credit Commitments held as of the Amendment No. 1 Effective Date by Lenders that executed and delivered Amendment No. 1 prior to the later

Pregis Waiver Letter

of (x) 5:00 P.M. (New York City time) on May 31, 2006 or (y) the date of execution and delivery of Amendment No. 1 by the Required Lenders.

“Relevant 1Q Financial Statements” means the unaudited quarterly financial statements for the fiscal quarter ended March 31, 2006 required by Section 5.03(c) (and all related certifications).

“Relevant 2Q Financial Statements” means the unaudited quarterly financial statements for the fiscal quarter ended June 30, 2006 required by Section 5.03(c) (and all related certifications).

“Relevant Annual Financial Statements” means the audited annual financial statements for the Fiscal Year ended December 31, 2005 required by Section 5.03(b) (and all related certifications).

“September Waiver Fee” means a fee equal to the amount obtained by calculating a rate of 0.25% per annum for the period from September 1, 2006 through the date of delivery of the Relevant 2Q Financial Statements on the aggregate principal amount of Term Loans and Revolving Credit Commitments held as of the Amendment No. 1 Effective Date by Lenders that executed and delivered Amendment No. 1 prior to the later of (x) 5:00 P.M. (New York City time) on May 31, 2006 or (y) the date of execution and delivery of Amendment No. 1 by the Required Lenders.

(b) Section 2.08 is amended by inserting the following new clause (d) therein:

“(d) Waiver Fees. The Borrower shall pay to the Agent for the account of each Lender that executed and delivered Amendment No. 1, (i) if the Relevant Annual Financial Statements are not delivered on or before June 9, 2006, the June Waiver Fee, payable in full on June 12, 2006, (ii) if the Relevant 1Q Financial Statements are not delivered on or before July 20, 2006, the July Waiver Fee, payable in full on July 20, 2006 and, if the Relevant 1Q Financial Statements are not delivered on or before July 31, 2006, the August 1Q Waiver Fee, payable in full on the earlier of (x) August 16, 2006 and (y) the date of delivery of the Relevant 1Q Financial Statements (iii) if the Relevant 2Q Financial Statements are not delivered on or before August 19, 2006, the August Waiver Fee (which shall be calculated by subtracting amounts, if any, paid in respect of the August 1Q Waiver Fee) and, if the Relevant 2Q Financial Statements are not delivered on or before August 31, 2006, the September Waiver Fee, payable in full on the earlier of (x) September 30, 2006 and (y) the delivery of the Relevant 2Q Financial Statements.”

SECTION 3. Conditions of Effectiveness. This Waiver Letter and Amendment shall become effective as of the date first above written (the “Amendment No. 1 Effective Date”) when, and only when, the Agent shall have received counterparts of this Waiver Letter and Amendment executed by us and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Waiver Letter and Amendment, and the consent attached hereto executed by each Guarantor, and in addition the following conditions shall have been met:

(a) the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or another Responsible Officer) of the Borrower certifying (i) that the

Pregis Waiver Letter

representations and warranties contained in this Waiver Letter and Amendment are true and correct in all material respects and that the resolutions adopted by each Loan Party authorizing the Credit Agreement and amendments thereto remain in full force and effect, (ii) that after giving effect to this Waiver Letter and Amendment, the representations and warranties of each Borrower and each other Loan Party contained in each of the Loan Documents are true and correct on and as of the Amendment No. 1 Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and (iii) that after giving effect to this Waiver Letter and Amendment, no Default has occurred and is continuing or would result from this Amendment or the matters and transactions contemplated hereby; and

(b) the Borrower shall have paid all fees and expenses of the Agent and its Affiliates then due and payable.

This Waiver Letter is subject to the provisions of Section 9.04 of the Credit Agreement and shall be deemed to be a Loan Document for all purposes thereof.

SECTION 4. Representations and Warranties. The Borrower represents and warrants as follows:

(a) The execution, delivery and performance by the Borrower of this Waiver Letter and Amendment and any other documents, instruments and agreements in connection herewith, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Borrower’s organizational documents; (ii) conflict with or result in any breach or contravention of, or require any payment (other than the payment required to be made pursuant to this Waiver Letter and Amendment) to be made under (A) any contractual obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; (iii) violate any Law; or (iv) result in the creation of any Lien other than a Lien expressly permitted under the Credit Agreement.

(b) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Waiver Letter and Amendment or any other Loan Document, or for the consummation of the transactions contemplated hereby.

(c) This Waiver Letter and Amendment and Consent have been duly executed and delivered by the Borrower that is party hereto. This Waiver Letter and Amendment constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Pregis Waiver Letter

The Credit Agreement, the Notes and each of the other Loan Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents as and to the extent provided therein. The execution, delivery and effectiveness of this Waiver Letter shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

If you agree to the terms and provisions of this Waiver Letter, please evidence such agreement by executing and returning at least two counterparts of this Waiver Letter to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Alison Brophy, telecopier number: 646-848-4038.

This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver Letter.

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Pregis Waiver Letter

This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

PREGIS CORPORATION

By	/s/ Timothy J. Cunningham
	Title:	Chief Financial Officer

Agreed as of the date first above written:

CREDIT SUISSE, Cayman Islands Branch as Agent and as a Lender

By	/s/ Judith E. Smith
	Name:	Judith E. Smith
	Title:	Director

By	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Vice President

Pregis Waiver Letter

CONSENT

Dated as of May 31, 2006

Each of the undersigned hereby consents to the foregoing Waiver Letter and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Waiver Letter, the Guaranty and each Collateral Document to which the undersigned is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Collateral Documents to which the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations purported to be secured thereby.

PREGIS HOLDING II CORPORATION

By:	/s/ Steven C. Huston
	Title:	Secretary

PREGIS INNOVATIVE PACKAGING INC.

By:	/s/ Steven C. Huston
	Title:	Secretary

HEXACOMB CORPORATION

By:	/s/ Steven C. Huston
	Title:	Secretary

PREGIS MANAGEMENT CORPORATION

By:	/s/ Steven C. Huston
	Title:	Secretary

Pregis Waiver Letter